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                                                                    EXHIBIT 4.29


TRANSAMERICAN REFINING CORPORATION

$25,000,000 16% Series C Senior Subordinated Notes due 2003


REGISTRATION RIGHTS AGREEMENT

March 16, 1998


Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

  TransAmerican Refining Corporation, a Texas corporation (the "Company"), is issuing and selling to Jefferies & Company, Inc. (the "Purchaser"), upon the terms set forth in the Purchase Agreement (as defined below), $25,000,000 aggregate principal amount of its 16% Series C Senior Subordinated Notes due 2003 (the "Notes"). As an inducement to the Purchaser to enter into the Purchase Agreement, the Company agrees with the Purchaser, for the benefit of the holders of the Securities (as defined below) (including, without limitation, the Purchaser), as follows:

  1. Definitions. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

 "Advice" has the meaning given to such term in Section 6.

 "Agreement" means this Registration Rights Agreement.

 "Applicable Period" has the meaning given to such term in Section 2(f).

 "Business Day" means any day other than (i) Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

 "Closing Date" means March 16, 1998.

 "Company" has the meaning given to such term in the introductory paragraph hereof.

 "Effectiveness Date" means the later of the 135th day following the Closing Date and the "Effectiveness Date" as defined under the Series A Registration Rights Agreement.

 "Effectiveness Period" has the meaning given to such term in Section 3(a).

 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

 "Exchange Offer" has the meaning given to such term in Section 2(a).


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 "Exchange Offer Registration Statement" has the meaning given to such term in
Section 2(a).

 "Exchange Securities" means 16% Series D Senior Subordinated Notes due 2003, of the Company, identical in all respects to the Notes, except for references to series and restrictive legends; provided, however, that if the Company can issue in exchange for the Notes (i) 16% Series B Senior Subordinated Notes due 2003, pursuant to the Series A/B Indenture or (ii) such other security issued in exchange for the Company's Series A Notes, pursuant to the Series A Registration Rights Agreement, then Exchange Securities shall mean such Series B Notes or such other security.

 "Filing Date" means the later of the 75th day following the Closing Date and the "Filing Date" as defined under the Series A Registration Rights Agreement.

 "Holder" means each holder of Registrable Securities.

 "Indemnified Party" has the meaning given to such term in Section 8(c).

 "Indemnifying Party" has the meaning given to such term in Section 8(c).

 "Indenture" means the Indenture dated the date hereof between the Company and First Union National Bank, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time, in accordance with the terms thereof.

 "Initial Shelf Registration" has the meaning given to such term in Section
3(a).

 "Losses" has the meaning given to such term in Section 8(a).

 "NASD" means the National Association of Securities Dealers, Inc.

 "Notes" has the meaning given to such term in the introductory paragraph hereof.

 "Participating Broker-Dealer" has the meaning given to such term in Section
2(f).

 "Person" means an individual, trustee, corporation, partnership, joint stock company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof, union, business association, firm or other entity.

 "Private Exchange" has the meaning given to such term in Section 2(g).

 "Private Exchange Securities" has the meaning given to such term in Section
2(g).

 "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including

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post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

 "Purchaser" has the meaning given to such term in the introductory paragraph hereof.

 "Purchase Agreement" means the Purchase Agreement dated as of March 6, 1998 by and between the Company and the Purchaser.

 "Registrable Securities" means (i) Notes, (ii) Private Exchange Securities and
(iii) Exchange Securities received in the Exchange Offer that may not be sold without restriction under federal or state securities law.

 "Registration Default Date" has the meaning given to such term in Section 4(a).

 "Registration Statement" means any registration statement of the Company that covers any of the Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

 "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

 "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

 "Rule 415" means Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

 "SEC" means the Securities and Exchange Commission.

 "Securities" means the Notes, the Private Exchange Securities and the Exchange Securities, collectively.

 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

 "Series A/B Indenture" means the Indenture dated as of December 30, 1997 between the Company and First Union National Bank, as trustee, providing for the issuance of the Series A/B Notes, as such may be amended and supplemented.

 "Series A/B Notes" means the Company's 16% Senior Subordinated Notes due 2003 issued pursuant to the Series A/B Indenture.

 "Series A Notes" means the Company's 16% Senior Subordinated Notes due 2003, Series A, issued pursuant to the Series A/B Indenture.

 "Series A Registration Rights Agreement" means the Registration Rights Agreement dated December 30, 1997 between the Company and the Purchaser relating to the Series A/B Notes, as amended or supplemented from time to time.

 "Shelf Notice" has the meaning given to such term in Section 2(i).

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 "Shelf Registration" means the Initial Shelf Registration and any Subsequent
Shelf Registration.

 "Special Counsel" means counsel chosen by the holders of a majority in aggregate principal amount of Securities.

 "Subsequent Shelf Registration" has the meaning given to such term in Section 3(b).

 "TIA" means the Trust Indenture Act of 1939, as amended.

 "Trustee" means the trustee under the Indenture and, if any, the trustee under any indenture governing the Exchange Securities or the Private Exchange Securities.

 "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

 "Weekly Liquidated Damages Amount" has the meaning given to such term in
Section 4(a).

  2. Exchange Offer.

  (a) The Company shall (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer (the "Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of Exchange Securities, (ii) use its best efforts to cause the Exchange Offer Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer pursuant to its terms, and (iv) unless the Exchange Offer would not be permitted by a policy of the SEC, commence the Exchange Offer and use its best efforts to issue, on or prior to 30 Business Days after the date on which the Exchange Offer Registration Statement is declared effective, Exchange Securities in exchange for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC and (ii) as otherwise expressed herein.

  (b) The Exchange Securities shall be issued under, and entitled to the benefits of, the Indenture, the Series A/B Indenture or a trust indenture that is substantially identical to the Indenture or the Series A/B Indenture (other than such changes as are necessary to (i) provide for the issuance of Exchange Securities that are the same as the securities issued in exchange for the Series A Notes pursuant to the Series A Registration Rights Agreement or (ii) comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA).

  (c) In connection with the Exchange Offer, the Company shall:

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  (i) mail to each Holder a copy of the Prospectus forming part of the Exchange
Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement and related documents;

  (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

  (iii) utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

  (iv) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

  (v) otherwise comply with all laws applicable to the Exchange Offer.

  (d) As soon as practicable after the close of the Exchange Offer, the Company shall:

  (i) accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer;

  (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

  (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Notes, Exchange Securities equal in aggregate principal amount to the Notes of such Holder so accepted for exchange.

  (e) Interest on each Exchange Security and Private Exchange Security will accrue (or principal will accrete, as applicable) from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Security and Private Exchange Security shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

  (f) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," containing a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including (without limitation) all Participating Brokers-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities. The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirement of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities; provided that such

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period shall not exceed 180 days after consummation of the Exchange Offer (as such period may be extended pursuant to the last paragraph of Section 6 (the "Applicable Period").

  (g) If, prior to consummation of the Exchange Offer, the Purchaser holds any Securities acquired by it and having the status as an unsold allotment in the initial distribution, the Company shall, upon the request of the Purchaser, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue (pursuant to the same indenture as the Exchange Securities) and deliver to the Purchaser, in exchange for the Securities held by the Purchaser (the "Private Exchange"), a like principal amount of debt securities of the Company that are identical to the Exchange Securities (the "Private Exchange Securities"). The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities.

  (h) The Company may require each Holder participating in the Exchange Offer to represent to the Company that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder in the Exchange Offer will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities within the meaning of the Securities Act or resale of the Exchange Securities in violation of the Securities Act, (iii) if such Holder is not a broker-dealer, that it is not engaged in and does not intend to engage in, the distribution of the Exchange Securities, (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of such Ex! change Securities and (v) if such Holder is an affiliate of the Company, that it will comply with the registration and prospectus delivery requirements of the Securities Act applicable to it.

  (i) If (i) prior to the consummation of the Exchange Offer, either the Company or the Holders of a majority in aggregate principal amount of Registrable Securities determines in its or their reasonable judgment that (A) the Exchange Securities would not, upon receipt, be tradeable by the Holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer, (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer prior to 90 days after the Effectiveness Date, (iii) subsequent to the consummation of the Private Exchange but within one year of the Closing Date, the Purchaser so requests, (iv) the Exchange Offer is not consummated within the later of 195 days of the Closing Date or such later date as is permitted under the Series A Registration Rights Agreement to consummate the Exchange Offer (as defined therein) for any reason or (v) in the case of any Holder not permitted to participate in the Exchange Offer or of any Holder participating in the Exchange Offer that receives Exchange Securities that may not be sold without material restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and, in either case contemplated by this clause (v), such Holder notifies the Company within six months of consummation of the Exchange Offer, then the Company shall promptly deliver to the Holders (or in the case of any occurrence of the event described in clause (v) of this Section 2(i), to any such Holder) and the Trustee notice

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thereof (the "Shelf Notice") and shall as promptly as possible thereafter file an Initial Shelf Registration pursuant to Section 3.

  3. Shelf Registration. If a Shelf Notice is required to be delivered pursuant to Section 2(a)(i), (ii), (iii) or (iv), then this Section 3 shall apply to all Registrable Securities. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of this Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer and (ii) Exchange Securities that are not freely tradeable as contemplated by Section 2(i)(v).

  (a) Initial Shelf Registration. The Company shall use its best efforts to prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). If the Company has not yet filed an Exchange Offer Registration Statement, the Company shall use its best efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date. Otherwise, the Company shall use its best efforts to file the Initial Shelf Registration within 20 days of the delivery of the Shelf Notice or as promptly as possible following the request of the Purchaser. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall (i) not permit any securities other than the Registrable Securities to be included in any Shelf Registration, and
(ii) use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is 24 months from the Effectiveness Date (subject to extension pursuant to the last paragraph of Section 6) (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

  (b) Subsequent Shelf Registrations. If any Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration, and any Subsequent Shelf Registration, was previously effective.

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4.  Liquidated Damages.

  (a) The Company acknowledges and agrees that the holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations hereunder. Accordingly, in the event of such failure, the Company agrees to pay liquidated damages to each Holder under the circumstances and to the extent set forth below:

  (i) if neither the Exchange Offer Registration Statement nor the Initial Shelf Registration has been filed with the SEC on or prior to the Filing Date; or

  (ii) if neither the Exchange Offer Registration Statement nor the Initial Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date; or

  (iii) if the Company has not accepted for exchange all Notes validly tendered in accordance with the terms of the Exchange Offer within 30 Business Days after the date on which an Exchange Offer Registration Statement is declared effective by the SEC; or

  (iv) if a Shelf Registration is filed and declared effective by the SEC but thereafter ceases to be effective without being succeeded within 30 days by a Subsequent Shelf Registration filed and declared effective;

  (each of the foregoing a "Registration Default," and the date on which the Registration Default occurs being referred to herein as a "Registration Default Date").

  Upon the occurrence of any Registration Default, the Company shall be obligated to pay, or cause to be paid, in addition to amounts otherwise due under the Indenture and the Registrable Securities, as liquidated damages, and not as a penalty, to each holder of a Registrable Security, an additional amount (the "Weekly Liquidated Damages Amount") equal to (A) for each weekly period beginning on the Registration Default Date for the first 120-day period immediately following such Registration Default Date, $0.05 per week per $1,000 principal amount of Registrable Securities held by such holder, and (B) for each weekly period beginning with the first full week after the 120-day period set forth in the foregoing clause (A), $0.15 per week per $1,000 principal amount of Registrable Securities held by such holder; provided that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Registration Default) on the date on which all Registration Defaults have been cured. A Registration Default under clause (i) above shall be cured on the date that either the Exchange Offer Registration Statement or the Initial Shelf Registration is filed with the SEC; a Registration Default under clause
(ii) above shall be cured on the date that either the Exchange Offer Registration Statement or the Initial Shelf Registration is declared effective by the SEC; a Registration Default under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated with respect to all Notes validly tendered or (B) the Company delivers a Shelf Notice to the Holders; and a Registration Default under clause (iv) above shall be cured on the earlier of (A) the date on which the applicable Shelf Registration is no longer subject to an order suspending the effectiveness thereof or proceedings relating thereto or (B) a Subsequent Shelf Registration is declared effective.
(b) The Company shall notify the Trustee within five Business Days after each Registration Default Date. The Company shall pay the liquidated damages due on the Registrable Securities by depositing with the Trustee, in trust, for the

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benefit of the Holders thereof, by 12:00 noon, New York City time, on or before the semi-annual interest payment date for any of the Registrable Securities, immediately available funds in sums sufficient to pay the liquidated damages then due. The liquidated damages amount due shall be payable on each interest payment date to the Holder entitled to receive the interest payment to be made on such date as set forth in the Indenture.

  5. Hold-Back Agreements. The Company agrees (i) without the prior written consent of the Holders of a majority of the aggregate principal amount of the then outstanding Securities, not to effect any public or private sale or distribution (including a sale pursuant to Regulation D under the Securities
Act) of any securities the same as or substantially similar to those covered by a Registration Statement filed pursuant to Section 2 or 3, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 90-day period beginning on, (A) the effective date of any Registration Statement filed pursuant to Sections 2 and 3, unless the Holders of a majority in aggregate principal amount of Registrable Securities to be included in such Registration Statement consent or (B) the commencement of an underwritten public distribution of Registrable Securities, where the managing underwriter so requests; and (ii) to cause each holder of such securities that are the same as or substantially similar to Registrable Securities issued at any time after the date of this Agreement (other than securities purchased in a registered public offering) to agree, unless prevented by applicable statute or regulation, not to effect any public sale or distribution of any such securities during such periods, including a sale pursuant to Rule 144 or Rule 144A.

  6. Registration Procedures. In connection with the registration of any Securities pursuant to Sections 2 or 3, the Company shall effect such registrations to permit the sale of such Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

  (a) Prepare and file with the SEC, as soon as practicable after the date hereof but in any event on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that, if (i) such filing is pursuant to
Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall, if requested, furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, each Participating Broker-Dealer, the managing underwriters, if any,! and their counsel, a reasonable opportunity to review and make available for inspection by such Persons copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed, such financial and other information and books and records of the Company, and cause the officers, directors and employees of the Company, Company counsel and independent certified public accountants of the Company, to respond to such inquiries, as shall be necessary, in the opinion of respective counsel to such holders, Participating Broker-Dealer and underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company may require each Holder to agree to keep confidential any non-public information relating to the Company received by such Holder and not disclose such information (other than to an Affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 6(a)) until such in! formation has been made generally available to the public unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities (including the National Association of Insurance Commissioners, or similar organizations or their successors). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their Special Counsel, any Participating Broker-Dealer or the managing underwriters, if any, or their counsel shall reasonably object.

  (b) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Securities) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

  (c) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods required hereby; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable thereto with respect to the disposition of all securities covered by such Registration Statement, as so amended, or in such Prospectus, as so supplemented, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus as so amended.

  (d) Furnish to such selling Holders and Participating Broker-Dealers who so request (i) upon the Company's receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective and (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and
(iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request. The Company hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment thereto.

  (e) If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to

7.       Registration Expenses.

                  a. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, regardless of whether the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation:

                           i. all registration and filing fees (including,
                  without limitation, (A) fees with respect to filings required to be made with the NASD and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Securities, or (y) as provided in Section 6(f), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period);

                           ii. printing expenses (including, without limitation,
                  expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with DTC and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be);

                           iii. messenger, telephone, duplication, word
                  processing and delivery expenses incurred by the Company in the performance of its obligations hereunder;

                           iv. fees and disbursements of counsel for the Company;

                           v. fees and disbursements of all independent
                  certified public accountants referred to in Section 6(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                           vi. fees and expenses of any "qualified independent
                  underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD, but only where the need for such a "qualified independent underwriter" arises due to a relationship with the Company;

                           vii. Securities Act liability insurance, if the
                  Company so desires such insurance;

                           viii. fees and expenses of all other Persons retained
                  by the Company; internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties); and the expense of any annual audit; and

                           ix. rating agency fees and the fees and expenses
                  incurred in connection with the listing of the Securities to be registered on any securities exchange.

                  b. The Company shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in any Registration Statement and other reasonable and necessary out-of-pocket expenses of the Holders incurred in connection with the registration of the Registrable Securities.

         1.       Indemnification.

                  a. Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless each Holder and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors, partners, employees, representatives and agents of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company by such Holder or Participating Broker-Dealer expressly for use therein; provided, however, that the Company shall not be liable to any Indemnified Party to the extent that any such losses arise solely out of an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Indemnified Party or related holder of a Registrable Security failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Indemnified Party or the related holder of a Registrable Security to the person asserting the claim from which such Losses arise, (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission, and (iii) the Company has complied with its obligations under
         Section 6(e). The Company shall also, jointly and severally, indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

                  b. Indemnification by Holder of Registrable Securities. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, without limitation as to time, indemnify and hold harmless the Company, its officers, directors, partners, employees, representatives and agents, each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the officers, directors, partners, employees, representatives and agents of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact is contained in any information so furnished in writing by such holder to the Company expressly for use therein. In no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  c. Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the "Indemnifying Parties") in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

                           The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at its expense, the defense of any such Proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Parties).

                           No Indemnifying Party shall be liable for any settlement of any such Proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment against an indemnified party or enter into any settlement that imposes any obligation on any indemnified party that does not include as a term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder (regardless of whether any Indemnified Party is a party thereto).

                  d. Contribution. If the indemnification provided for in this
         Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
         Section 8(d), an Indemnifying Party that is a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "Maximum Contribution Amount" shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Securities over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         2. Rule 144 and Rule 144A. The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time any such Person is not required to file such reports, it will, upon the request of any Holder, make publicly available other information necessary to permit sales pursuant to Rule 144 and Rule 144A and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether they have complied with such information and requirements.

         3. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         4.       Miscellaneous.

                  a. Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Purchaser, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  b. No Inconsistent Agreements. The Company has not entered into, as of the date hereof, and shall not enter into, after the date of this Agreement, any agreement with respect to any of its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

                  c. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities; provided, that Sections 6(a) and 8 shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Company has obtained the written consent of each Holder affected thereby. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  d. Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail, return receipt requested, next-day air courier or facsimile:

                           i. if to a Holder, at the most current address given
                  by such Holder to the Company in accordance with the provisions of this Section 11(d), which address initially is, with respect to each Holder, the address of such holder maintained by the Registrar under the Indenture, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, telecopy number (213) 687-5600, Attention: Rodrigo A. Guerra, Jr.; and

                          ii. if to the Company, at 1300 North Sam Houston
                  Parkway East, Suite 310, Houston, Texas 77032-2949, telecopy number (281) 986-8865, Attention: President, with a copy to Gardere & Wynne, L.L.P., 3000 Thanksgiving Tower, Dallas, Texas 75201, telecopy number (214) 999-4667, Attention:
                  C. Robert Butterfield;

         and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(d).

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

                  e. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

                  f. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  g. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  i. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  j. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company in respect of securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  k. Attorneys' Fees. In any Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the courts, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                  l. Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than Holders deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

                            [Signature Page Follows]

                          REGISTRATION RIGHTS AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    TRANSAMERICAN REFINING CORPORATION



                                    By: ----------------------------------------
                                        Ed Donahue, Vice President and Secretary


Accepted and Agreed to:

JEFFERIES & COMPANY, INC.



By: ----------------------------
    Joe Maly, Managing Director